Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-208667 and 333-226587) on Form S-8 of our report dated June 26, 2025, with respect to the financial statements of General Dynamics Corporation 401(k) QACA Plan.

/s/ KPMG LLP

McLean, Virginia
June 26, 2025